Registrants ltr with copy of disclosure dtd May 6, 2006 to
John Matheu per   5.02 (3) (ii)                                        Item 99.3

                           MEDISCIENCE TECHNOLOGY CORP
metpk@aol.com
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(215) 485 0362


John P. Matheu
215 Long Hill Drive
Short Hills, New Jersey 07078
Tel: 973.376.4285 - Fax: 973.376.2367
E Mail: monocIonal@aol.com
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Dear sir,

Please find copy of  Registrants  May 6, 2006 8-K filing in accordance  with SEC
5.02 (3) (ii). You are provided the opportunity under SEC 5.02 (3) (ii). to agree or disagree with the statements by registrant contained therein. Should you disagree you are required to state the respects in which you do not agree. Under SEC 5.02 (3) (ii). Any written response by you specific to the item 5.02 of registrant 8-K shall be filed as an exhibit amending the 8-K filed May 6, 2006 in accordance with SEC 5.02 (3) (iii).

Sincerely your,


ss/Peter Katevatis Esq.
Chairman CEO
Mediscience Technology Corp.
May 6, 2006